                                                                   EXHIBIT 10.14

                               CISCO SYSTEMS, INC.

                        SENIOR MANAGEMENT INCENTIVE PLAN
                                     FY 1996

I.   INTRODUCTION

     A. THE OBJECTIVE OF THE SENIOR MANAGEMENT INCENTIVE PLAN is to financially reward Senior Managers for their contributions to the success of Cisco Systems, Inc.

     B. PARTICIPANTS: This plan applies to Cisco Systems, Inc. senior management staff in the following positions:

         POSITION
         President
         Vice Presidents
         Directors (excluding Operations Directors)
             Managers, Grade 12 &  Individual Contributors, Grade 13

         Any exceptions to the above will need to be approved in writing by the President. The participant must be employed on or before the first day of the last fiscal quarter and may not be concurrently enrolled in any other bonus, sales, or incentive plan. Participants in the Plan with less than one year of service will be eligible for a prorated bonus amount.

     C. EFFECTIVE DATE: The Plan is effective for the Fiscal Year 1996, beginning July 31, 1995 through July 28, 1996.

     D. CHANGES IN PLAN: The Company presently has no plan to change the Senior Management Incentive Plan during the fiscal year. However, the Company reserves the right to modify the Senior Management Bonus Plan in total or in part, at any time. Any such change must be in writing and signed by the President. The President or plan designers reserve the right to interpret the plan document as needed.

     E. ENTIRE AGREEMENT: This Plan is the entire agreement between Cisco Systems, Inc. and the employee regarding the subject matter of this Plan and supersedes all prior compensation or incentive plans or any written or verbal representations regarding the subject matter of this Plan.

II.  BONUS PLAN ELEMENTS

     A. BASE SALARY is determined by the participant's manager, on the Focal review date scheduled for either August 1, April 1, or October 1 of each year. The annual base salary in effect at the end of the fiscal year represents the basis for the bonus calculation.

     B. BONUS BASIS PERCENTAGE is a percentage level of base salary determined by the position.

         POSITION                                                                     BONUS %
         --------                                                                     -------
         President                                                                       60%
         Vice President                                                                  50%
         Directors                                                                       40%
         Managers, Grade 12 & Individual Contributors, Grade 13                          30%

                               CISCO CONFIDENTIAL

Senior Management Incentive Plan                                     Page 2 of 4

     C. INDIVIDUAL PERFORMANCE FACTOR is based upon the manager's evaluation of performance and contribution for the fiscal year. This factor may range from .9 - 1.3. The assigned factor may also be a zero resulting in no bonus based on the manager's evaluation of performance and contribution. A written performance evaluation is required in conjunction with any assigned factor of zero.

         Employees who are on a Written Warning and/or are performing at a level of 1 or 2 ("N" in the 3-tiered performance rating system) at the end of the fiscal year are not eligible to receive a bonus. Any exceptions to this must be in writing and approved by the President.

     D. COMPANY PERFORMANCE FACTOR consists of two elements: 50% based upon achieving an established worldwide Revenue target and 50% based upon achieving a worldwide Profit Before Interest and Tax (PBIT) target per the current Plan. 80% of each objective must be achieved for any bonus to be paid.

                                                                      COMPANY
               REVENUE                    PBIT                  PERFORMANCE FACTOR            MULTIPLIER
               -------                    ----                  ------------------            ----------
               less than 80%              less than 80%         less than 80%                 0 (no bonus paid)
               80-100%                    80-100%               80-100%                       .8 - 1.0
               greater than 100%          greater than 100%     101%+                         3% for each 1% above 100%

                 COMPANY PERFORMANCE FACTOR = (REVENUE + PBIT)/2
                 Example:
                 Actual Revenue Performance is 105% of goal
                 Actual PBIT Performance is 115% of goal

                               105% + 115% = 110%
                               -----------
                                    2

                     COMPANY PERFORMANCE MULTIPLIER: = 1.30

     E. CUSTOMER SATISFACTION FACTOR is based upon achievement of an overall worldwide customer satisfaction survey score. This factor may range from .95 - 1.20.

                   WORLDWIDE SATISFACTION SCORE                      FACTOR
                   ----------------------------                      ------
                          less than 3.95                                .95
                           3.95 - 4.07                                 1.05
                           4.08 - 4.14                                 1.10
                              4.15+                                    1.20

                               CISCO CONFIDENTIAL

Senior Management Incentive Plan                                     Page 3 of 4

     F. PRORATION FACTOR accounts for the number of calendar days or hours within the day during the fiscal year that the employee was in the bonus-eligible position. For example, the Proration Factor for an employee who has been on the Plan the entire year will be "1.00". For an employee who has been on the plan for 6 months, this factor will be ".50". Employees in the following situations will have a proration factor of less than "1.00":

         - Participants in the Plan who transferred to a new position not governed by any incentive plan.

         - Employees who transferred from one bonus-eligible position to another bonus-eligible position. Employees in this situation will have their bonus prorated based on length of time in each position.

         - Employees who have been on the Plan less than 12 months (such as a new hire).

         - Employees who have been on a leave of absence of any length during the fiscal year.

         - Employees who have been on the Plan, terminated their employment, and returned to a bonus-eligible position all in the same fiscal year.

         - Employees working less than a 40-hour week will receive bonuses prorated according to the following schedule:

                      20 - 39 hours/week:            prorated according to
                                                     number of hours worked
                      less than 20 hours/week:       not bonus eligible

              Any modification to the above schedule must be approved by the next-level Manager and Compensation in advance of the year-end close date.

     G. BONUS FORMULA AND CALCULATION EXAMPLE: Assume a Director-level participant with a base salary of $130,000 at the 40% level, individual performance factor of 1.10, company performance of 110%, a customer satisfaction factor of 1.05 and a proration factor of 1.00.

         SAMPLE CALCULATION:

                               BONUS        INDIVIDUAL         COMPANY          CUSTOMER
          BASE                 BASIS        PERFORMANCE      PERFORMANCE      SATISFACTION       PRORATION         TOTAL
         SALARY             PERCENTAGE        FACTOR           FACTOR            FACTOR           FACTOR           BONUS
         ------             ----------        ------           ------            ------           ------           -----
         $130,000           x      .40        x 1.10           x 1.30            x 1.05           x 1.00     =     $78,078

         In this example, the Total Bonus equals 60.06% of Base Salary.

                               CISCO CONFIDENTIAL

Senior Management Incentive Plan                                     Page 4 of 4



     H. BONUS PAYMENTS: If company performance is at a minimum of 100% of mid-year revenue and PBIT targets, a partial payment will be distributed to active employees midway through the fiscal year. This advance will be 50% of the bonus target by level net of any advances, draws, or prorations. The bonuses will go to employees who have met job expectations and were hired on or before October 30, 1995 and active on the day of distribution. For example, a director would receive an advance equal to 20% of base salary. The final balance of the bonus will be paid after the close of the fiscal year, typically in mid-to late August.

III.  PROCEDURES AND PRACTICES

     A.  PROCEDURE:

         1. A list of eligible employees will be sent by Human Resources to the Executive Staff for review at the beginning of the fiscal year. Additions, deletions or other changes to the list will be made and the approved list will be returned to Human Resources.

         2. Once the list is confirmed, a copy of the Plan will be sent to each participant.

         3. Each eligible new hire and employees promoted into eligible positions will receive a copy of the plan during the fiscal year.

         4. A month before fiscal year end, a list of eligible employees with all changes made during the year will again be sent to the Executive Staff for final review and approval.

     B. BUSINESS CONDUCT: It is the established policy of Cisco Systems, Inc. to conduct business with the highest standards of business ethics. Cisco employees may not offer, give, solicit or receive any payment that could appear to be a bribe, kickback or other irregular type of payment from anyone involved in any way with an actual or potential business transaction. Gifts, favors and entertainment are allowed such that they are consistent with our business practice, do not violate any applicable laws, are of limited value ($50.00 or less) and would not embarrass Cisco if publicly disclosed.

     C. TRANSFERS AND TERMINATIONS: Employees who are participants in the Senior Management Incentive Plan and who transfer to a new position not governed by this Plan will be eligible on a pro-rata basis for the applicable period and paid as defined by the Plan. Any exceptions to the Plan must be designated in writing and approved by the President.

         A participant must be employed as of the last day of the fiscal year to be eligible for the bonus. If an employee terminates during the fiscal year, the employee is not eligible for the bonus.

     D. EMPLOYMENT AT WILL: The employment of all Plan participants at Cisco Systems, Inc. is for an indefinite period of time and is terminable at any time, with or without cause being shown or advance notice by either party. This Plan shall not be construed to create a contract of employment for a specified period of time between Cisco Systems, Inc. and any Plan participant.

                                                FY'96 SENIOR MGMT INCENTIVE PLAN
                                                                         9/15/95

                               CISCO CONFIDENTIAL